Exhibit 99.1

Contact:	David J. Smith
(877) 4-VENTAS

VENTAS REPORTS FIRST QUARTER NORMALIZED FFO OF $0.67 PER DILUTED SHARE

Ventas Continues to Build Liquidity and Financial Strength with Multiple Capital Markets Transactions

Successful Equity Raise and Debt Offering Result in 2009 Normalized FFO Guidance of

$2.48 to $2.58 Per Diluted Common Share

CHICAGO, IL (May 5, 2009) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that first quarter 2009 normalized Funds From Operations (“FFO”) increased five percent to $95.7 million, from $91.5 million for the comparable 2008 period. Normalized FFO per diluted common share was $0.67 in the first quarter of 2009, even with the comparable 2008 period.

“We had an excellent first quarter, with seven percent growth in our cash flow from operations, and our capital raising activities are building strength on strength,” Ventas Chairman, President and Chief Executive Officer Debra A. Cafaro said. “In addition, our recent agreement with our valued tenant Kindred Healthcare to renew its leases for 109 healthcare assets until 2015 enhances the reliability of our future cash flows and continues our increasingly collaborative relationship with Kindred.”

First quarter normalized FFO per share benefited from rental increases from the Company’s triple-net lease portfolio, higher revenues at the Company’s medical office building (“MOB”) operating portfolio, additional investments and lower interest expense, offset in part by lower Net Operating Income after management fees (“NOI”) at the Company’s senior living operating portfolio, the movements in foreign exchange rates and higher weighted average diluted shares outstanding. Weighted average diluted shares outstanding in the first quarter of 2009 were 143.1 million, compared to 136.7 million in 2008. Normalized FFO for the quarter ended March 31, 2009 excludes the net expense (totaling $1.2 million, or $0.01 per share) from merger-related expenses and deal costs and loss on extinguishment of debt, offset by income tax benefit.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the first quarter of 2009 decreased seven percent to $94.5 million, from $101.3 million in the prior year. First quarter 2009 NAREIT FFO per diluted common share decreased eleven percent to $0.66, from $0.74 a year earlier due to the above stated factors.

SUNRISE PORTFOLIO

Total Portfolio

The Company’s operating portfolio contains 79 seniors housing communities in North America that are managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”). Ventas owns 100 percent of 19 of these communities and has a partnership share of between 75 percent and 85 percent in the remaining 60 communities, with Sunrise owning the noncontrolling interest in those 60 communities.

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Ventas Reports First Quarter Results

May 5, 2009

NOI for those 79 communities was $30.5 million for the quarter ended March 31, 2009, compared to $33.4 million for the comparable 2008 period. The decrease, which was consistent with the Company’s NOI guidance, relates principally to the movements in the Canadian dollar exchange rate, which had an unfavorable impact on NOI of $1.2 million in 2009, and lower revenue in the stabilized portfolio versus the comparable 2008 period.

73 Same-Store Stabilized Community Results

For the 73 Sunrise communities that were stabilized in the first quarters of both 2009 and 2008, total community NOI was $28.3 million in 2009, versus $32.7 million for the comparable 2008 period. Movements in the Canadian dollar exchange rate had an unfavorable impact on NOI of $1.1 million for the first quarter of 2009, compared to the first quarter of 2008.

GAAP NET INCOME

Net income attributable to common stockholders for the quarter ended March 31, 2009 was $74.2 million, or $0.52 per diluted common share, after discontinued operations of $28.3 million, compared with net income attributable to common stockholders for the quarter ended March 31, 2008 of $31.2 million, or $0.23 per diluted common share, after discontinued operations of $1.5 million.

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Liquidity & Balance Sheet

•

On March 31, 2009, the Company extended and amended its unsecured revolving credit facilities (the “Credit Facilities”) from 2010 until 2012. Borrowing capacity under the Credit Facilities increased to $867.0 million and consists of two portions. The first portion of the Credit Facilities, maturing April 26, 2012, contains $590.0 million of borrowing capacity and is currently priced at LIBOR plus 280 basis points. The second portion of the Credit Facilities, which matures on April 26, 2010, has $277.0 million of borrowing capacity and remains priced at LIBOR plus 75 basis points.

•	In April 2009, the Company issued and sold 13.1 million shares of common stock for gross proceeds of $312 million, before the underwriting discount and expenses.

•

On April 13, 2009, the Company issued unsecured Senior Notes due June 1, 2016, receiving total proceeds of $168.5 million before the underwriting discount and expenses, with a yield to maturity of 9.6 percent.

•

Proceeds from the Senior Notes and common stock offerings were used to fund the Company’s cash tender offers with respect to certain of its outstanding senior notes, other debt repayments and for general corporate purposes.

•

On May 4, 2009, the Company completed its cash tender offers for $310.0 million aggregate purchase price of the outstanding senior notes due 2010, 2012, 2014 and 2015. As a result of the tender offers, the Company repurchased $100.7 million principal amount of 2010 senior notes, $104.4 million principal amount of 2012 senior notes, $98.1 million principal amount of 2014 senior notes and $2.9 million principal amount of 2015 senior notes. The Company expects to recognize a loss on extinguishment of debt of approximately $7 million in the second quarter of 2009.

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Ventas Reports First Quarter Results

May 5, 2009

•	At March 31, 2009, the Company had $212.4 million outstanding under its Credit Facilities; $650.9 million of undrawn availability; and $95.8 million of cash and short-term cash investments.

•	At May 4, 2009, the Company had $10.4 million outstanding under its Credit Facilities; $852.9 million of undrawn availability; and approximately $58 million of cash and short-term cash investments.

•

The Company’s debt to total capitalization at March 31, 2009 was approximately 48 percent and currently is 35 percent. The Company’s net debt to pro forma EBITDA at quarter end was 4.6x. Pro forma for the recent capital raises and tender offers, the Company’s net debt to pro forma EBITDA is 4.0x.

•

As of May 4, 2009, the Company has $34.7 million in total debt maturities remaining in 2009 and $170.9 million in total debt maturities in 2010, excluding normal periodic principal amortization payments. Additional detail on the Company’s debt maturities can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

•	Cash flow from operations for the first quarter of 2009 increased seven percent to $112.1 million, compared to the first quarter of 2008.

Investments and Dispositions

•

The Company made an investment of $8.8 million in Brookdale Senior Living Inc.’s (NYSE: BKD) (“Brookdale”) $230 million secured revolving line of credit and purchased a skilled nursing facility attached to one of its existing seniors housing assets operated by Brookdale for $10.0 million.

•

As previously announced, in January 2009, Ventas sold four seniors housing assets for an aggregate sale price of $58.7 million, representing an 8.5 percent capitalization rate on rent. Ventas recognized a gain from the sale of approximately $11.2 million in the first quarter of 2009.

•

Ventas sold a hospital, an MOB and one seniors housing asset to the current tenants for $36.8 million in all-cash transactions. The Company recognized a net gain from the sales of approximately $16.3 million in the first quarter of 2009. The sales price represented a 6.8 percent capitalization rate on cash rent.

•

As previously announced, the Company has agreed to sell six underperforming skilled nursing facilities containing 777 beds to Kindred Healthcare Inc. (NYSE: KND) (“Kindred”) for total consideration of $58 million, including a $2.3 million lease termination fee. Kindred has stated that it will classify these facilities in discontinued operations and expects to sell them for $10 million to $15 million.

Portfolio

•

The 203 skilled nursing facilities (“SNFs”) and hospitals (“LTACs”) leased by the Company to Kindred produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.2 times for the trailing twelve-month period ended December 31, 2008 (the latest date available).

•

Kindred has extended the lease term for 109 diversified healthcare assets it leases from Ventas through April 30, 2015. Current annual cash rent for these 87 SNFs and 22 LTACs is $127.1 million. The current contractual annual rent escalations for these assets will remain in place.

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Ventas Reports First Quarter Results

May 5, 2009

Additional Information

•

On March 25, 2009, Ventas prevailed in its request to dismiss all counterclaims brought by HCP, Inc. (“HCP”) against Ventas, with prejudice. On April 8, 2009, HCP filed a motion requesting permission from the Court to amend those counterclaims. Ventas intends to vigorously contest HCP’s motion. A jury trial in Ventas’s case against HCP is scheduled to commence August 18, 2009 in the Federal District Court for the Western District of Kentucky.

•

Beginning in 2009, consistent with U.S. generally accepted accounting principles (“GAAP”), Ventas is recognizing additional non-cash interest expense in connection with the Company’s $230 million principal amount of 3 7/8% convertible debt securities due 2011. This non-cash interest expense will decrease 2009 FFO per diluted share by approximately $0.01 per share per quarter. As required by GAAP, this additional non-cash interest expense is reflected in the Company’s prior period results, which have been restated for comparability.

•

On May 1, 2009, the Centers for Medicare & Medicaid Services published its proposed Medicare reimbursement updates for LTACs and SNFs for reimbursement year (“RY”) 2010, commencing October 1, 2009 and ending September 30, 2010. Under the proposed rules, the net Medicare reimbursement for RY 2010 will: (1) increase 2.8 percent for LTACs and (2) decrease 1.2 percent for SNFs. The proposed rules are subject to a 60-day comment period.

•	Supplemental information regarding the Company can be found on the Company’s website under the “For Investors” section or at www.ventasreit.com/investors/supplemental.asp.

UPDATED 2009 NORMALIZED FFO GUIDANCE

Ventas currently expects its 2009 normalized FFO per diluted share to be between $2.48 and $2.58, as compared to previous 2009 guidance of $2.55 to $2.65 per diluted share. This per share adjustment in expectations is due to the Company’s successful offering of $480 million in equity and senior notes, the extension and amendment of its Credit Facilities, and announced acquisitions and dispositions. The Company continues to expect its 79 high-quality seniors housing assets operated by Sunrise to generate between $110 million and $125 million in NOI for the full year.

“Increasing liquidity, paying off near term maturities and improving our balance sheet create value for our stakeholders that far outweighs the modest earnings adjustment resulting from our successful capital raises,” Cafaro said. “We have shown the ability to access multiple capital markets this year, demonstrating the quality of our assets, the safety of our business model and the size of our platform. As a result, Ventas is well positioned to weather a continued economic downturn and to invest opportunistically and accretively when the time is right.”

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance (and related GAAP earnings projections) excludes (a) gains and losses on the sales of assets, (b) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (c) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, (d) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early retirement or payment of the Company’s debt, (e) the non-cash effect of income tax benefits or expenses, (f) deal costs and expenses and earnout payments required by GAAP to be expensed rather than capitalized into asset cost, and (g) the reversal or incurrence of contingent liabilities.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

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Ventas Reports First Quarter Results

May 5, 2009

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The dial-in number for the conference call is (857) 350-1587. The participant passcode is “Ventas.” The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available today at approximately 1:00 p.m. Eastern Time and will be archived for one month.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. At the date of this press release, Ventas owns 507 seniors housing and healthcare properties located in 43 states and two Canadian provinces. Its diverse portfolio includes 243 seniors housing communities, 193 skilled nursing facilities, 40 hospitals, and 31 medical office buildings and other properties. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, acquisitions, investment opportunities, merger integration, growth opportunities, dispositions, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers, managers and other third parties to meet and/or perform their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s operators, tenants, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (d) the nature and extent of future competition; (e) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (f) increases in the Company’s cost of borrowing as a result of changes in interest rates and other factors; (g) the ability of the Company’s operators and managers, as applicable, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (h) the results of litigation affecting the Company; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues and its ability to access the capital markets or other sources of funds; (j) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2008 and for the year ending December 31, 2009; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to reposition its properties on the same or better terms in the event such leases expire and are not renewed by the Company’s tenants or in the event the Company exercises its right to replace an existing tenant upon default; (n) risks associated with the Company’s senior living operating portfolio, such as factors causing volatility in the Company’s operating income and earnings generated by its properties, including without limitation national and regional economic conditions, costs of materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) the movement of U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q)

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Ventas Reports First Quarter Results

May 5, 2009

the Company’s ability and the ability of its operators, tenants, borrowers and managers to obtain and maintain adequate liability and other insurance from reputable and financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s operators, tenants, borrowers and managers, and the ability of the Company’s operators, tenants, borrowers and managers to accurately estimate the magnitude of those claims; (s) the ability and willingness of the lenders under the Company’s unsecured revolving credit facilities to fund, in whole or in part, borrowing requests made by the Company from time to time; (t) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (u) the impact of any financial, accounting, legal or regulatory issues that may affect the Company’s major tenants, operators or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED FINANCIAL INFORMATION

On January 1, 2009, the Company adopted Financial Accounting Standards Board Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“APB 14-1”). APB 14-1 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. Additionally, on January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No. 51” (“SFAS No. 160”). SFAS No. 160 changes the reporting for minority interests, which now must be characterized as noncontrolling interests and classified as a component of consolidated equity. The calculation of income and earnings per share continues to be based on income amounts attributable to the parent and is characterized as net income attributable to common stockholders. As required, all prior period amounts have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports First Quarter Results

May 5, 2009

CONSOLIDATED BALANCE SHEETS

As of March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008

(In thousands, except per share amounts)

	March 31, 2009	December 31, 2008 *	September 30, 2008 *	June 30, 2008 *	March 31, 2008 *
Assets
Real estate investments:
Land	$554,286	$555,015	$567,474	$569,711	$567,523
Buildings and improvements	5,592,051	5,593,024	5,694,198	5,700,555	5,668,239
Construction in progress	21,176	12,591	9,533	1,642	998

	6,167,513	6,160,630	6,271,205	6,271,908	6,236,760
Accumulated depreciation	(1,036,617)	(987,691)	(951,523)	(905,608)	(855,148)

Net real estate property	5,130,896	5,172,939	5,319,682	5,366,300	5,381,612
Loans receivable, net	130,076	123,289	113,606	118,565	19,945

Net real estate investments	5,260,972	5,296,228	5,433,288	5,484,865	5,401,557
Cash and cash equivalents	95,806	176,812	115,923	29,268	51,347
Escrow deposits and restricted cash	38,275	55,866	43,841	40,038	52,621
Deferred financing costs, net	29,935	22,032	20,833	22,388	23,725
Notes receivable-related parties	—	—	1,769	1,752	2,109
Other	168,858	220,480	200,735	140,396	122,176

Total assets	$5,593,846	$5,771,418	$5,816,389	$5,718,707	$5,653,535

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$2,942,401	$3,136,998	$3,123,815	$3,239,059	$3,143,940
Deferred revenue	6,307	7,057	7,564	8,050	8,700
Accrued interest	42,121	21,931	46,255	20,261	46,748
Accounts payable and other accrued liabilities	161,775	168,198	152,666	142,399	142,386
Deferred income taxes	255,570	257,499	256,525	282,080	286,153

Total liabilities	3,408,174	3,591,683	3,586,825	3,691,849	3,627,927

Commitments and contingencies

Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 143,453, 143,302, 143,293, 138,477 and 138,369 shares issued at March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively	35,867	35,825	35,823	34,619	34,592
Capital in excess of par value	2,267,440	2,264,125	2,261,874	2,040,603	2,035,190
Accumulated other comprehensive (loss) income	(18,322)	(21,089)	4,835	12,831	14,819
Retained earnings (deficit)	(117,124)	(117,806)	(101,867)	(92,134)	(91,309)
Treasury stock, 2, 15, 0, 0 and 0 shares at March 31, 2009, December 31, 2008, September 30, 2008, June 30, 2008 and March 31, 2008, respectively	(53)	(457)	(2)	(18)	—

Total Ventas stockholders’ equity	2,167,808	2,160,598	2,200,663	1,995,901	1,993,292
Noncontrolling interest	17,864	19,137	28,901	30,957	32,316

Total equity	2,185,672	2,179,735	2,229,564	2,026,858	2,025,608

Total liabilities and equity	$5,593,846	$5,771,418	$5,816,389	$5,718,707	$5,653,535

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports First Quarter Results

May 5, 2009

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2009 and 2008

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2009	2008 *
Revenues:
Rental income	$124,345	$119,661
Resident fees and services	102,939	107,726
Income from loans and investments	3,281	467
Interest and other income	286	818

Total revenues	230,851	228,672

Expenses:
Interest	46,613	52,351
Depreciation and amortization	49,885	70,514
Property-level operating expenses	75,468	76,957
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,059 and $1,949 for the three months ended March 31, 2009 and 2008, respectively)	10,598	8,257
Foreign currency gain	(6)	(79)
Loss (gain) on extinguishment of debt	105	(79)
Merger-related expenses and deal costs	2,054	646

Total expenses	184,717	208,567

Income before income taxes, discontinued operations and noncontrolling interest	46,134	20,105
Income tax benefit	547	10,038

Income from continuing operations	46,681	30,143
Discontinued operations	28,288	1,489

Net income	74,969	31,632
Noncontrolling interest, net of tax	741	478

Net income attributable to common stockholders	$74,228	$31,154

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.32	$0.22
Discontinued operations	0.20	0.01

Net income attributable to common stockholders	$0.52	$0.23

Diluted:
Income from continuing operations attributable to common stockholders	$0.32	$0.22
Discontinued operations	0.20	0.01

Net income attributable to common stockholders	$0.52	$0.23

Weighted average shares used in computing earnings per common share:
Basic	143,091	136,381
Diluted	143,145	136,673

Dividends declared per common share	$0.5125	$0.5125

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports First Quarter Results

May 5, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	2009 First Quarter	2008 Quarters *
		Fourth	Third	Second	First
Revenues:
Rental income	$124,345	$124,146	$122,583	$120,841	$119,661
Resident fees and services	102,939	105,609	108,610	107,312	107,726
Income from loans and investments	3,281	3,474	3,426	1,480	467
Interest and other income	286	697	1,913	798	818

Total revenues	230,851	233,926	236,532	230,431	228,672

Expenses:
Interest	46,613	51,186	51,299	51,954	52,351
Depreciation and amortization	49,885	54,186	50,180	56,830	70,514
Property-level operating expenses	75,468	76,447	81,698	71,842	76,957
General, administrative and professional fees (including non-cash stock-based compensation expense of $3,059, $2,160, $3,326, $2,541 and $1,949, respectively)	10,598	11,158	11,626	9,610	8,257
Foreign currency gain	(6)	(11)	(45)	(27)	(79)
Loss (gain) on extinguishment of debt	105	(2,858)	344	195	(79)
Merger-related expenses and deal costs	2,054	1,332	1,248	1,234	646

Total expenses	184,717	191,440	196,350	191,638	208,567

Income before reversal of contingent liability, income taxes, discontinued operations and noncontrolling interest	46,134	42,486	40,182	38,793	20,105
Reversal of contingent liability	—	—	23,328	—	—
Income tax benefit	547	1,720	415	3,712	10,038

Income from continuing operations	46,681	44,206	63,925	42,505	30,143
Discontinued operations	28,288	13,945	881	28,193	1,489

Net income	74,969	58,151	64,806	70,698	31,632
Noncontrolling interest, net of tax	741	621	1,040	545	478

Net income attributable to common stockholders	$74,228	$57,530	$63,766	$70,153	$31,154

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.32	$0.30	$0.44	$0.31	$0.22
Discontinued operations	0.20	0.10	0.01	0.20	0.01

Net income attributable to common stockholders	$0.52	$0.40	$0.45	$0.51	$0.23

Diluted:
Income from continuing operations attributable to common stockholders	$0.32	$0.30	$0.44	$0.31	$0.22
Discontinued operations	0.20	0.10	0.01	0.20	0.01

Net income attributable to common stockholders	$0.52	$0.40	$0.45	$0.51	$0.23

Weighted average shares used in computing earnings per common share:
Basic	143,091	142,963	140,759	138,133	136,381
Diluted	143,145	143,047	141,141	138,737	136,673

Dividends declared per common share	$0.5125	$0.5125	$0.5125	$0.5125	$0.5125

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports First Quarter Results

May 5, 2009

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2009 and 2008

(In thousands)

	2009	2008 *
Cash flows from operating activities:
Net income	$74,969	$31,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	49,908	71,836
Amortization of deferred revenue and lease intangibles, net	(1,858)	(3,111)
Other amortization expenses	608	1,536
Stock-based compensation	3,059	1,949
Straight-lining of rental income	(2,938)	(3,759)
Loss (gain) on extinguishment of debt	158	(108)
Net gain on sale of real estate assets (including amounts in discontinued operations)	(27,871)	—
Income tax benefit	(547)	(10,038)
Other	157	323
Changes in operating assets and liabilities:
Decrease in other assets	1,688	15,728
Increase in accrued interest	20,190	25,958
Decrease in other liabilities	(5,381)	(27,320)

Net cash provided by operating activities	112,142	104,626
Cash flows from investing activities:
Net investment in real estate property	(8,387)	(5,971)
Investment in loans receivable	(7,373)	—
Proceeds from real estate disposals	95,373	—
Proceeds from loans receivable	1,650	62
Capital expenditures	(3,870)	(932)
Other	—	(17)

Net cash provided by (used in) investing activities	77,393	(6,858)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(87,046)	(172,216)
Proceeds from debt	9,201	5,001
Repayment of debt	(113,116)	(29,204)
Payment of deferred financing costs	(9,567)	(675)
Issuance of common stock, net	—	191,668
Cash distribution to common stockholders	(73,546)	(70,906)
Other	3,649	1,866

Net cash used in financing activities	(270,425)	(74,466)

Net (decrease) increase in cash and cash equivalents	(80,890)	23,302
Effect of foreign currency translation on cash and cash equivalents	(116)	(289)
Cash and cash equivalents at beginning of period	176,812	28,334

Cash and cash equivalents at end of period	$95,806	$51,347

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports First Quarter Results

May 5, 2009

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	2009 First Quarter	2008 Quarters *
		Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$74,969	$58,151	$64,806	$70,698	$31,632
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	49,908	54,974	50,969	57,975	71,836
Amortization of deferred revenue and lease intangibles, net	(1,858)	(2,142)	(1,819)	(2,272)	(3,111)
Other amortization expenses	608	376	678	1,404	1,536
Stock-based compensation	3,059	2,160	3,326	2,541	1,949
Straight-lining of rental income	(2,938)	(3,437)	(3,786)	(3,670)	(3,759)
Loss (gain) on extinguishment of debt	158	(105)	28	17	(108)
Net gain on sale of real estate assets (including amounts in discontinued operations)	(27,871)	(13,157)	—	(25,869)	—
Income tax benefit	(547)	(1,720)	(415)	(3,712)	(10,038)
Reversal of contingent liability	—	—	(23,328)	—	—
Provision for loan losses	—	—	5,994	—	—
Other	157	(90)	(10)	391	323
Changes in operating assets and liabilities:
Decrease (increase) in other assets	1,688	(2,247)	(7,388)	(9,634)	15,728
Increase (decrease) in accrued interest	20,190	(24,324)	25,994	(26,528)	25,958
(Decrease) increase in other liabilities	(5,381)	(740)	9,601	5,859	(27,320)

Net cash provided by operating activities	112,142	67,699	124,650	67,200	104,626
Cash flows from investing activities:
Net investment in real estate property	(8,387)	(6,514)	(40,927)	(389)	(5,971)
Investment in loans receivable	(7,373)	(10,000)	—	(98,826)	—
Purchase of marketable debt securities	—	—	(18,900)	(44,780)	—
Proceeds from real estate disposals	95,373	45,804	—	58,379	—
Proceeds from loans receivable	1,650	13	(166)	226	62
Capital expenditures	(3,870)	(4,185)	(7,694)	(3,548)	(932)
Other	—	1,770	(18)	357	(17)

Net cash provided by (used in) investing activities	77,393	26,888	(67,705)	(88,581)	(6,858)
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(87,046)	245,582	(88,800)	88,800	(172,216)
Proceeds from debt	9,201	129,903	4,005	1,353	5,001
Repayment of debt	(113,116)	(333,750)	(30,529)	(23,413)	(29,204)
Payment of deferred financing costs	(9,567)	(3,202)	34	(14)	(675)
Issuance of common stock, net	—	—	216,872	—	191,668
Cash distribution to common stockholders	(73,546)	(73,468)	(73,499)	(70,976)	(70,906)
Other	3,649	235	1,695	3,391	1,866

Net cash (used in) provided by financing activities	(270,425)	(34,700)	29,778	(859)	(74,466)

Net (decrease) increase in cash and cash equivalents	(80,890)	59,887	86,723	(22,240)	23,302
Effect of foreign currency translation on cash and cash equivalents	(116)	1,002	(68)	161	(289)
Cash and cash equivalents at beginning of period	176,812	115,923	29,268	51,347	28,334

Cash and cash equivalents at end of period	$95,806	$176,812	$115,923	$29,268	$51,347

*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

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Ventas Reports First Quarter Results

May 5, 2009

FUNDS FROM OPERATIONS, NORMALIZED FFO AND FUNDS AVAILABLE

FOR DISTRIBUTION

(In thousands, except per share amounts)

	2009 First Quarter	2008 Quarters *
		Fourth	Third	Second	First
Net income attributable to common stockholders	$74,228	$57,530	$63,766	$70,153	$31,154
Adjustments:
Depreciation and amortization on real estate assets	49,715	54,013	49,994	56,646	70,334
Depreciation on real estate assets related to noncontrolling interest	(1,620)	(1,582)	(1,590)	(1,578)	(1,501)
Discontinued operations:
Gain on sale of real estate assets	(27,871)	(13,157)	—	(25,869)	—
Depreciation and amortization on real estate assets	23	788	789	1,145	1,322

FFO	94,475	97,592	112,959	100,497	101,309
Merger-related expenses and deal costs	2,054	1,332	1,248	1,234	646
Reversal of contingent liability	—	—	(23,328)	—	—
Provision for loan losses	—	—	5,994	—	—
Income tax benefit	(937)	(2,059)	(982)	(4,171)	(10,404)
Loss (gain) on extinguishment of debt	105	(2,858)	344	195	(79)

Normalized FFO	95,697	94,007	96,235	97,755	91,472
Straight-lining of rental income	(2,938)	(3,437)	(3,786)	(3,670)	(3,759)
Routine capital expenditures	(1,144)	(3,660)	(2,512)	(1,133)	(823)

FAD	$91,615	$86,910	$89,937	$92,952	$86,890

Per diluted share (1):
Net income attributable to common stockholders	$0.52	$0.40	$0.45	$0.51	$0.23
Adjustments:
Depreciation and amortization on real estate assets	0.35	0.38	0.35	0.41	0.51
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Discontinued operations:
Gain on sale of real estate assets	(0.19)	(0.09)	—	(0.19)	—
Depreciation and amortization on real estate assets	0.00	0.01	0.01	0.01	0.01

FFO	0.66	0.68	0.80	0.72	0.74
Merger-related expenses and deal costs	0.01	0.01	0.01	0.01	0.01
Reversal of contingent liability	—	—	(0.16)	—	—
Provision for loan losses	—	—	0.04	—	—
Income tax benefit	(0.01)	(0.01)	(0.01)	(0.03)	(0.08)
Loss (gain) on extinguishment of debt	0.00	(0.02)	0.00	0.00	(0.00)

Normalized FFO	0.67	0.66	0.68	0.70	0.67
Straight-lining of rental income	(0.02)	(0.02)	(0.03)	(0.03)	(0.03)
Routine capital expenditures	(0.01)	(0.03)	(0.02)	(0.01)	(0.01)

FAD	$0.64	$0.61	$0.64	$0.67	$0.64

(1)	Per share amounts may not add due to rounding.
*	Historical financial statements have been restated to reflect the adoption of APB 14-1 and SFAS No. 160.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and FAD appropriate measures of performance of an equity REIT. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding

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Ventas Reports First Quarter Results

May 5, 2009

gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. FAD represents normalized FFO excluding straight-line rental adjustments and routine capital expenditures.

FFO and FAD presented herein are not necessarily comparable to FFO and FAD presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Neither FFO nor FAD should be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO or FAD necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and FAD should be examined in conjunction with net income as presented elsewhere in this press release.

The Company’s normalized FFO excludes (a) gains and losses on the sales of assets, (b) merger-related costs and expenses that are not capitalized under GAAP, including expenses relating to the Company’s lawsuit against HCP, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts or premiums incurred as a result of early debt retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits, (e) acquisition costs and expenses and earnout payments required by GAAP to be expensed rather than capitalized into asset cost beginning in 2009, and (f) the reversal of contingent liabilities.

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Ventas Reports First Quarter Results

May 5, 2009

Normalized FFO and FAD Guidance for the Year Ending December 31, 2009

The following table illustrates the Company’s normalized FFO and FAD per diluted common share guidance for the year ending December 31, 2009:

	UPDATED GUIDANCE For the Year Ending December 31, 2009			PRIOR GUIDANCE For the Year Ending December 31, 2009
Net income attributable to common stockholders	$1.56	-	$1.65	$1.15	-	$1.25
Adjustments:
Depreciation and amortization on real estate assets, depreciation related to noncontrolling interest and gain/loss on sale of real estate assets, net	0.82	-	0.82	1.36	-	1.36

FFO	2.38	-	2.47	2.51	-	2.61
Adjustments:
Income tax benefit/expense, gain/loss on extinguishment of debt and merger-related expenses and deal costs, net	0.10	-	0.11	0.04	-	0.04

Normalized FFO	2.48	-	2.58	2.55	-	2.65
Straight-lining of rental income and routine capital expenditures	(0.13)	-	(0.13)	(0.16)	-	(0.16)

FAD	$2.35	-	$2.45	$2.39	-	$2.49

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Ventas Reports First Quarter Results

May 5, 2009

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended March 31, 2009, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of March 31, 2009 and pro forma net debt to pro forma EBITDA as of May 4, 2009, which considers the effect on net debt as of March 31, 2009 of the Company’s equity issuance, senior notes issuance and tenders of the senior notes and other debt repayments through May 4, 2009 (dollars in thousands):

Pro forma net income for the trailing twelve months ended March 31, 2009	$256,046
Add back:
Pro forma interest (including discontinued operations)	206,525
Pro forma depreciation and amortization (including discontinued operations)	220,907
Stock-based compensation	11,086
Gain on extinguishment of debt	(2,214)
Income tax benefit	(6,394)
Noncontrolling interest	3,202
Net gain on real estate disposals	(66,897)
Other taxes	1,494

Pro forma EBITDA	$623,755

As of March 31, 2009:
Debt	$2,942,401
Cash	(102,962)

Net debt	$2,839,439

Net debt to pro forma EBITDA	4.6	x

Pro forma net debt to pro forma EBITDA as of May 4, 2009	4.0	x

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to pro forma EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

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